EXHIBIT 10.3

AMENDMENT NO. 1 TO

FOURTH SHORT-TERM LOAN AGREEMENT AND

FOURTH SHORT-TERM PROMISSORY NOTE

THIS AMENDMENT NO. 1 TO FOURTH SHORT-TERM LOAN AGREEMENT AND FOURTH SHORT-TERM PROMISSORY NOTE (this “Amendment”) is entered into by Mill City Ventures III, Ltd., a Minnesota corporation (“Lender”) effective as of April 29, 2024 (the “Effective Date”), and Mustang Funding, LLC, a Delaware limited liability company (“Borrower”), for the purpose of amending that certain Fourth Short-Term Loan Agreement by and between Lender and Borrower and dated as of September 29, 2023 (the “Loan Agreement”), and associated Fourth Short-Term Promissory Note (the “Note”) (capitalized terms not otherwise defined in this Amendment have the meanings given to them in the Loan Agreement).

NOW, THEREFORE, the parties hereby agree as follows:

1. Change in Definition of Maturity Date. The defined term “Maturity Date,” which appears in the Loan Agreement (and is used in the Note), is hereby amended to read in its entirety as set forth below:

“Maturity Date” is the earlier of (i) December 31, 2024, or (ii) 90 days after the termination of either the negotiations for the transaction contemplated in that certain letter of intent between the parties and dated as of December 5, 2022, or any definitive written agreement contemplating such transaction.

2. Extension of Annual Financials Deadline. Section 5(a)(i) of the Loan Agreement is hereby amended to read in its entirety as set forth below:

(i) furnish to Lender as soon as available and in any event by May 31, 2024, the consolidated balance sheets of Borrower as of the end of each of the fiscal years ending December 31, 2022, and December 31, 2023, and related consolidated statements of income for each such fiscal year, prepared in accordance with GAAP and reviewed (or audited) by independent public accountants;

3. Waiver of Section 5(a)(i). Lender waives any previous and/or continuing violations of Section 5(a)(i) of the Loan Agreement by Borrower, as well as any Events of Default arising from or in connection with such violations, effective as of the Effective Date.

4. Extension Fee. In consideration of the extension of the Maturity Date, effected pursuant to the amendment to the definition of “Maturity Date” set forth in Section 1 above, Borrower shall pay Lender an extension fee in the amount of $200,000. The extension fee is due and payable in cash to Lender on or prior to the close of business on May 31, 2024.

5. Other Matters. Other than as specifically set forth herein, the Loan Agreement and the Note shall be unaffected by this Amendment or otherwise.

IN WITNESS WHEREOF, the parties have caused their authorized representatives to set their hands to this Amendment to be effective as of the Effective Date.

LENDER:		BORROWER:

MILL CITY VENTURES III, LTD.		MUSTANG FUNDING, LLC

By:	/s/ Joseph A. Geraci	By:	/s/ James K. Beltz
Name:	Joseph A. Geraci, II	Name:	James K. Beltz
Title:	Chief Financial Officer	Title:	President